Exhibit 23.2




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Registration Statement on Form SB-2 of our reports dated February 26, 2004 relating to the financial statements of Oxford Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Demetrius & Co., LLC
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Demetrius & Co, LLC
Wayne, New Hersey
July 19, 2004